EXHIBIT 3.1
                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                     GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.

      (Originally incorporated on January 4, 1984 as R.A.B. Holdings, Inc.)


     The undersigned, the Chairman and Chief Executive Officer of Golden Books Family Entertainment, Inc. (the "Corporation"), certifies that:

     1. The Corporation was originally incorporated under the name R.A.B. Holdings, Inc. and the Corporation's original certificate of incorporation was filed with the Delaware Secretary of State on January 4, 1984.

     2. The Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

          FIRST: NAME. The name of the Corporation is Golden Books Family Entertainment, Inc.

          SECOND: ADDRESS: REGISTERED OFFICE AND AGENT. The registered office of the corporation is c/o United Corporate Services, Inc., 15 East North Street in the city of Dover, County of Kent, State of Delaware. The name of its registered agent at that address is United Corporate Services, Inc.

          THIRD: PURPOSES. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: OUTSTANDING CAPITAL STOCK. All shares of stock of the Corporation issued and outstanding pursuant to the Certificate of Incorporation of the Corporation in effect prior to the effective date of this Certificate of Incorporation, including all options, warrants and other rights to acquire such shares, shall be cancelled, annulled and extinguished.

          FIFTH: CAPITAL STOCK. The total number of shares of stock which the Corporation shall have the authority to issue is 30,000,000 consisting of one class only, designated Common Stock, par value $.01 per share.

          (a) Notwithstanding anything to the contrary contained herein, to the extent, and only for so long as is, required by Section 1123(a)(6) of Title 11,


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               United States Code, 11 U.S.C. ss.ss. 101 ET seq. (the "Bankruptcy
               Code"), tHE Corporation shall not issue any shares of non-voting equity securities.

          (b) No stockholder of the Corporation shall by reason of his holding of shares have any preemptive or preferential right to purchase or subscribe to any shares of any class or series of stock of the Corporation, now or hereafter authorized, or any securities convertible into or carrying options or warrants to purchase any shares of any class or series of stock of the Corporation, now or hereafter authorized, other than such rights, if any, as the Board of Directors, in its discretion from time to time may grant and at such price as the Board of Directors may fix.

          SIXTH: DIRECTORS; BY-LAWS. The number of directors which shall constitute the whole Board of Directors shall be fixed by or in the same manner provided in the by-laws of the corporation. The Corporation hereby confers the power to adopt, amend or repeal the by-laws of the Corporation upon the directors, subject to the power of the stockholders to adopt any by-laws or to amend or repeal any by-laws adopted, amended or repealed by the directors.

          SEVENTH: STOCKHOLDERS. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting with the written consent of the stockholders, as provided by Section 228 of the General Corporation Law of the State of Delaware.

          EIGHTH: INDEMNIFICATION.

          (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee


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               or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article EIGHTH, or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, he shall, without limiting the provisions of paragraph (a) above, be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under paragraphs (a) and (b) of this Article EIGHTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs
               (a) and (b) of this Article EIGHTH. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
               (iii) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Article EIGHTH or as


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               otherwise authorized by law. Such expenses (including attorneys'
               fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Article EIGHTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) The Corporation, at its expense, may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article EIGHTH or under the provisions of the General Corporation Law of the State of Delaware.

          (h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

          (i) All rights to indemnification and advancement of expenses under this Article EIGHTH shall be deemed to be provided by contract between the Corporation and the director, officer, employee or agent who serves in such capacity at any time while this Certificate of Incorporation and other relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect.

          (j) Any repeal or modification of the foregoing paragraphs by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

          (k) If the General Corporation Law of the State of Delaware is amended to authorize corporate action permitting the Corporation to further indemnify or advance expenses to directors, officers, employees or agents, then such person, in addition to the circumstances in which he is now entitled to


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               indemnification and advancement of expenses, shall be entitled to be indemnified and have expenses advanced to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

          (l) For purposes of this Article EIGHTH, references to "Corporation" shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article EIGHTH with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (m) For purposes of this Article EIGHTH, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent by the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation," as referred to in this Article EIGHTH.

          (n) If this Article EIGHTH or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person as provided above as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the fullest extent permitted by any applicable portion of this Article EIGHTH that shall not have been invalidated or by any other applicable law.

          NINTH: ARRANGEMENTS WITH CREDITORS. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders, any court of equitable jurisdiction within the State of Delaware


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may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders of this Corporation, as the case may be, and also on this Corporation.

          TENTH: LIMITATION OF LIABILITY. No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Corporation, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock purchase or redemption under Section 174 of the General Corporation Law of the State of Delaware or any successor provision, or (iv) for any transaction from which such director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

          Any amendment to or repeal or modification of this Article TENTH (i) by the stockholders of the Corporation or (ii) by an amendment to the General Corporation Law of the State of Delaware (unless such statutory amendment specifically provides to the contrary) shall not adversely affect any right or protection, existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification, of a person serving as a director at the time of such repeal or modification.

          ELEVENTH: RIGHTS OF NOTEHOLDERS. Notwithstanding any other provision of this Certificate of Incorporation or the Corporation's by-laws, so long as any principal, interest or other amounts (whether or not due) remain unpaid under the Indenture dated as of January 25, 2000 relating to the 10.75% Senior Secured Notes due 2004 of the Corporation's subsidiary Golden Books Publishing Company, Inc. (as such may be amended, restated, supplemented or otherwise modified from time to time and all instruments evidencing any refinancing thereof from time to time, the "Indenture" and the "Notes") or under the Notes,
(i) prior to the occurrence of a Director Event (as defined in the Indenture), the Corporation's board of directors shall consist of seven members, and (ii) upon the occurrence of a Director Event, the number of


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members of the Corporation's board of directors shall be increased to eight as stated in the Indenture and the holders of the Notes shall have the right to elect one member of the Corporation's board of directors as specified in the Indenture and shall have all other rights and protections specified in the Indenture. Notwithstanding Article SIXTH above and Article TWELFTH below, this Article ELEVENTH and all other provisions of this Certificate of Incorporation and the Corporation's by-laws that directly or indirectly implement the rights of holders of the Notes may not be amended or modified except as provided in the Indenture.

          TWELFTH: AMENDMENTS TO CERTIFICATE OF INCORPORATION. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

          This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 303 of the General Corporation Law of the State of Delaware pursuant to the Joint Plan of Reorganization of the Corporation which was approved on September 1, 1999 by the United States Bankruptcy Court for the Southern District of New York with jurisdiction over proceedings related to the reorganization of the Corporation pursuant to Chapter 11 of the Bankruptcy Code.

          IN WITNESS WHEREOF, said Golden Books Family Entertainment, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary this 27th day of January, 2000.


                                GOLDEN BOOKS FAMILY
                                ENTERTAINMENT, INC.


                                By: /S/ RICHARD E. SNYDER
                                   ------------------------------
                                    Richard E. Snyder
                                    Chairman and Chief Executive Officer

[CORPORATE SEAL]

Attest:

By:  /S/ PHILIP GALANES
     --------------------
     Philip Galanes
     Secretary


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